UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 22, 2011

Apollo Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona		85040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Material Compensatory Plan, Contract or Arrangement.

Approval of 2012 Fiscal Year Executive Officer Bonus Plan. On November 22, 2011, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Apollo Group, Inc. (the “Company”) approved the terms of the 2012 fiscal year bonus plan under the Company’s Executive Officer Incentive Performance Bonus Plan (the “2012 Plan”). The key features of the 2012 Plan may be summarized as follows:

Participants. All of the Company’s executive officers will be eligible to participate in the 2012 Plan, including the following individuals, who are the named executive officers in the Company’s Shareholders Information Statement dated December 21, 2010 and filed on Schedule 14C with the Securities and Exchange Commission on December 21, 2010:

Name	Position
Dr. John G. Sperling	Executive Chairman of the Board
Charles B. Edelstein	Co-Chief Executive Officer
Gregory W. Cappelli	Co-Chief Executive Officer
Joseph L. D’Amico	President and Chief Operating Officer
Brian L. Swartz	Senior Vice President and Chief Financial Officer
Dr. William J. Pepicello	President, University of Phoenix

For Dr. Sperling and Messrs. Edelstein, Cappelli and D’Amico, the target bonus opportunity was set at 100% of their annual base salary, and for Mr. Swartz and Dr. Pepicello, the target bonus was set at 75%. Annual base salary will be weighted to reflect any salary adjustments effected during the 2012 fiscal year, but in no event will the bonus amount paid to any participant exceed Five Million Dollars ($5,000,0000).

Performance Goals. The Compensation Committee established five separate performance goals under the 2012 Plan.

–        The first goal, weighted sixty percent (60%) for purposes of determining the potential cash bonus amount for each participant, is tied to the Company’s operating income for the 2012 fiscal year. The Company’s operating income will be determined in accordance with accounting principles generally accepted in the United States (“GAAP”) on a consolidated basis but will be subject to certain pre-established exclusions and adjustments approved by the Compensation Committee for such fiscal year. The following levels of threshold, target and maximum attainment of the operating income performance goal for the 2012 fiscal year have been set by the Compensation Committee.

Threshold	Target	Maximum
$661 Million	$764 Million	$882 Million

–        The second performance goal, weighted ten percent (10%), is tied to the Company’s net revenue for the 2012 fiscal year. The Company’s revenue will be determined in accordance with GAAP on a consolidated basis but will be subject to certain pre-established exclusions and adjustments approved by the Compensation Committee for such fiscal year. The following levels of threshold, target and maximum attainment of the net revenue performance goal for the 2012 fiscal year have been set by the Compensation Committee:

Threshold	Target	Maximum
$4.2 Billion	$4.3 Billion	$4.4 Billion

Note that the threshold, target and maximum levels of operating income and revenue stated above are applicable solely for purposes of determining the potential bonus amounts payable per 2012 plan participant. The goals at those specified levels are subject to certain non-GAAP adjustments and add-backs, including an add-back of the amounts paid under the 2012 plan as well as any profit sharing distribution made to the Company’s employees for the 2012 fiscal year, that will not be taken into account in the calculation of the Company’s revenue and operating income for the 2012 fiscal year that will be reportable in the Company’s financial statements for that year. In addition, certain levels represent “stretch goals” intended to provide an incentive for plan participants to achieve a more challenging level of financial performance in order to qualify for the maximum bonus amount payable under the 2012 plan. For the foregoing reasons, the levels set under the 2012 plan are not intended to serve as guidance to the market as to the Company’s expected levels of revenue and operating income for the 2012 fiscal year, nor are they intended in any way to modify or alter the existing outlook the Company has provided the market with respect to projected financial results for the 2012 fiscal year.

–        The third performance goal, weighted ten percent (10%), will be measured in terms of independently-conducted surveys of University of Phoenix (“UOPX”) students addressing a particular measure of student satisfaction. Actual goal attainment will be assessed in terms of the percentage of responding UOPX students who score the measured item favorably, as averaged on the basis of the responses submitted in each of the quarterly surveys conducted over the last three fiscal quarters of the 2012 fiscal year. The Compensation Committee has set specific percentages, as averaged over the three surveyed fiscal quarters, for purposes of measuring performance goal attainment at threshold, target and maximum levels.

–        The fourth performance goal, weighted ten percent (10%), will be measured in terms of independently-conducted surveys, one addressing three particular measures of UOPX faculty engagement at the University and the other addressing three particular measurers of Company-wide employee engagement. Actual goal attainment will be assessed in terms of the average of (i) the aggregated percentage of responding UOPX faculty members who score the three measured items favorably and (ii) the aggregated percentage of responding Company employees who score their three measured items favorably. The aggregated percentage of favorable responses received for the three measured items in the faculty engagement survey will be added to the aggregated percentage of favorable responses received for the three measured items in the employee engagement survey, and the combined aggregated percentages will then be divided by two to determine the average aggregated percentage of such favorable responses. The Compensation Committee has set specific threshold, target and maximum levels for such average aggregated percentage.

–        The fifth and final performance goal, weighted ten percent (10%), will be measured in terms of the improvement made by the individual UOPX campuses in (i) responding to student concerns on a timely basis at the campus point of origin and (ii) responding on a timely basis to external agents or agencies addressing individual student concerns and complaints. Specific levels of attainment have been set for threshold, target and maximum levels.

Potential Cash Incentive Payment. The potential cash incentive payable to each participant will be based on the actual attained level of each performance goal. Accordingly, the percentage of the target bonus amount assigned to each performance goal will be multiplied by the applicable factor (ranging from 0.5 at threshold to 2.0 at maximum level attainment). Should a performance goal be attained at a level between threshold and target or between target and maximum, then the applicable factor for the calculation of the potential cash bonus amount attributable to that performance goal shall be interpolated between those two levels on a straight linear basis.

Actual Cash Incentive Payment. The cash bonus amount calculated for each participant on the basis of the attained levels of the five performance goals may be reduced by the Compensation Committee by up to thirty percent (30%) in the event the Committee determine that such a reduction is warranted based on its overall assessment of company and individual performance.

The actual bonus attributable to the attainment of the 2012 fiscal year performance goals will be paid to each participant who continues in the Company’s employ through the end of the 2012 fiscal year. In addition, pro-rated bonuses will be paid to participants who do not complete the applicable service requirement by reason of death or disability.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.

November 28, 2011	By:	/s/ Brian L. Swartz
Name: Brian L. Swartz
Title: Senior Vice President and Chief Financial Officer